Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-205026) and Form S-8 (No. 333-205705, 333-197943, 333-187599, 333-167796, and 333-165810) of SS&C Technologies Holdings, Inc. of our report dated February 24, 2015 relating to the financial statements of Advent Software, Inc., which appears in this Current Report on Form 8-K/A of SS&C Technologies Holdings, Inc.

/s/ PricewaterhouseCoopers LLP

San Jose, CA

September 17, 2015